Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On September 1, 2005 (the “Closing”), the Company completed the acquisition of Bowne Global Solutions, a division of Bowne & Co., Inc. (“Bowne”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with GGS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, BGS Companies, Inc., a Delaware corporation (“BGS”), Bowne and Bowne of New York, LLC, a Delaware limited liability company dated as of June 27, 2005. Pursuant to the merger (the “Merger”), BGS became a wholly owned subsidiary of the Company. Upon the Closing, each share of common stock of BGS was automatically converted into the right to receive a portion of the merger consideration.

The Merger was accounted for using the purchase method of accounting. Total purchase consideration was $188.3 million, consisting of the cash payment of $128.5 million made at Closing, 9.4 million shares of the Company’s common stock with a fair market value of $56.5 million, and an additional $3.3 million of direct acquisition costs. The market price used to value the Lionbridge shares issued as partial consideration for BGS was based upon a price of $6.01 per share of Lionbridge common stock, which represents the 5 day average closing price of the stock during the period beginning two days before and ending two days after June 28, 2005, the first trading day of the Company’s common stock following announcement of the merger on June 27, 2005. To fund a portion of the purchase price for its acquisition of BGS, the Company entered into a Credit Agreement (the “Credit Agreement”) dated as of September 1, 2005, together with certain of its U.S. and non-U.S. subsidiaries, the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (“Wachovia”). The Credit Agreement provides for a five-year $25.0 million revolving credit facility and a six-year $100.0 million term facility. The Company incurred borrowings of $2.5 million under the revolving credit facility component of the Credit Agreement and $97.7 million (net of $2.3 million of debt financing fees) under the term facility component of the Credit Agreement, which amounts were used to pay a portion of the cash consideration at Closing.

Under the purchase method of accounting, the purchase price is allocated to the net tangible and intangible assets of an acquired entity based on their fair values as of the consummation of the acquisition. The allocation included in this pro forma financial information was based on the balance sheet of BGS as of June 30, 2005. A summary of the initial purchase price allocation is as follows (in thousands):

Purchase consideration:
Value of Lionbridge shares issued	$56,494
Cash consideration	128,500
Transaction costs	3,307

Total purchase consideration	$188,301

Allocation of the purchase consideration:
Fair value of net assets acquired	$53,646
Identifiable intangible assets	43,202
Goodwill	91,453

$188,301

Primarily as a result of the short time frame elapsed since acquisition, the allocation of purchase price is preliminary and based upon estimates which may change within one year of the acquisition as additional information becomes available relative to the determination of the fair value of the assets, liabilities and contingencies acquired. Except for the completion of the planned exit of certain activities of BGS and the evaluation of any preacquisition contingencies, Lionbridge expects to finalize the allocation of purchase price prior to December 31, 2005. The preliminary allocation of the purchase price, including direct acquisition costs, was based on the fair values of the assets and liabilities on September 1, 2005.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the transaction is not amortized, but will be subject to an impairment test at least annually (more frequently if certain indicators are present). In the event that the goodwill becomes impaired, Lionbridge will incur an impairment charge for the amount of impairment during the period in which the determination is made.

The unaudited pro forma combined condensed financial information herein should be read in conjunction with the historical financial statements and the related notes thereto of Lionbridge, which are presented in the Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 28, 2005 (File No. 000-26933), and the Quarterly Report on Form 10-Q for the six-

months ended June 30, 2005 and the attached BGS financial statements which are presented as exhibits to this Form 8-K/A. The unaudited pro forma combined condensed statements of operations combine Lionbridge’s operating results for the six months and year ended June 30, 2005 and December 31, 2004, respectively, with the operating results of BGS for the same periods. The unaudited pro forma combined condensed statements of operations give effect to the acquisition as if it had occurred on January 1, 2004, and the unaudited pro forma combined condensed balance sheet gives effect to the acquisition as if it had occurred on June 30, 2005. The unaudited pro forma combined condensed financial information includes all material pro forma adjustments necessary for this purpose.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2005

(Amounts in thousands)

	Lionbridge	BGS	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$24,205	$13,661	$(29,314)	(1)	$5,245
			(3,307)	(2)
Short-term investments	15,800	—	—		15,800
Accounts receivable, net	24,886	65,276	(21,192)	(3)	68,970
Work in process	9,832	—	21,192	(3)	31,024
Other current assets	2,573	2,906	275	(3)	5,754

Total current assets	77,296	81,843	(32,346)		126,793

Property and equipment, net	3,299	18,511	(5,689)	(4)	16,121
Goodwill and other intangible assets	34,962	130,874	(130,874)	(5)	169,617
			91,453	(6)
			43,202	(7)
Other assets	1,626	1,730	(275)	(3)	4,101
			1,020	(8)

Total assets	$117,183	$232,958	$(33,509)		$316,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other short-term borrowings	$—	$528	$2,500	(9)	$3,613
			585	(10)
Accounts payable	8,223	15,153	165	(3)	23,541
Accrued expenses and other current liabilities	14,997	22,905	(2,077)	(3)	35,291
			(165)	(3)
			630	(11)
			828	(12)
			(1,827)	(13)
Deferred revenue	3,733	—	2,077	(3)	5,810

Total current liabilities	26,953	38,586	2,716		68,255

Long-term debt, net of current portion	—	1,016	97,143	(14)	98,159
Long-term debt due to Parent	—	66,030	(66,030)	(15)	—
Advances from Parent	—	14,503	(14,503)	(15)	—
Other long-term liabilities	1,164	3,494	—		4,658

Total liabilities	28,117	123,629	19,326		171,072

Stockholders’ equity:
Accumulated deficit	(97,720)	(86,346)	86,346	(16)	(97,720)
Other stockholders’ equity	186,786	195,675	(195,675)	(16)	243,280
			56,494	(17)

Total stockholders’ equity	89,066	109,329	(52,835)		145,560

Total liabilities and stockholders’ equity	$117,183	$232,958	$(33,509)		$316,632

See accompanying notes to unaudited pro forma combined condensed Balance Sheet.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED BALANCE SHEET

(1)	To record the payment of cash consideration for the acquisition of BGS.

(2)	To record the payment of direct costs in relation to the acquisition of BGS.

(3)	To reclassify certain BGS accounts to conform to the Lionbridge presentation.

(4)	To adjust property and equipment to estimated fair value.

(5)	To eliminate BGS historical goodwill and intangible assets.

(6)	To record goodwill.

(7)	To record the fair value of BGS identifiable intangible assets.

(8)	To record deferred financing costs in relation to the acquisition of BGS.

(9)	To record the borrowings under the revolving credit facility.

(10)	To record the short term portion of the long term debt.

(11)	To reflect the fair value of obligations associated with acquired projects and contracts.

(12)	To reflect the fair value of obligations associated with acquired leases.

(13)	To eliminate BGS historical deferred income taxes.

(14)	To record the debt (net of discount) used to finance the BGS acquisition.

(15)	To eliminate BGS historical debt owed to its Parent.

(16)	To eliminate BGS historical stockholders’ equity accounts

(17)	To record the fair value of 9.4 million shares issued in consideration for the BGS acquisition.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(Amounts in thousands, except per share amounts)

	Lionbridge	BGS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$80,158	$124,139			$204,297
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	52,488	83,589	241	(1)	136,243
			(75)	(2)
Sales and marketing	7,864	—	8,916	(1)	16,780
General and administrative	15,628	32,380	(9,469)	(1)	38,236
			(303)	(3)
Corporate allocations	—	1,030	(1,030)	(1)	—
Research and development	382	—	1,342	(1)	1,724
Depreciation and amortization	1,228	2,939			4,167
Amortization of acquisition-related intangible assets	18	939	(939)	(4)	4,479
			4,461	(5)
Merger, restructuring and other charges	449	853			1,302
Stock-based compensation	819	—			819

Total operating expenses	78,876	121,730	3,144		203,750

Income (loss) from operations	1,282	2,409	(3,144)		547
Interest expense:
Interest on outstanding debt	—	2,270	3,242	(6)	5,809
			297	(7)
Interest income	336	—			336

Other (income) expense, net	222	(519)			(297)

Income (loss) before income taxes	1,396	658	(6,683)		(4,629)
Provision for income taxes	227	2,795			3,022

Net income (loss)	$1,169	$(2,137)	$(6,683)		$(7,651)

Net income (loss) per share of common stock:
Basic	$0.02				$(0.14)
Diluted	$0.02				$(0.14)
Weighted average number of common shares outstanding:
Basic	47,010		9,400	(8)	56,410
Diluted	49,274		9,400	(8)	56,410

See accompanying notes to unaudited pro forma combined condensed Statements of Operations.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(Amounts in thousands, except per share amounts)

	Lionbridge	BGS	Pro Forma Adjustments		Pro Forma Combined
Revenue	$154,101	$223,003			$377,104
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	95,787	147,592	1,601	(1)	244,851
			(129)	(2)
Sales and marketing	14,278	—	18,738	(1)	33,016
General and administrative	30,478	65,788	(21,763)	(1)	73,867
			(636)	(3)
Corporate allocations	—	2,550	(2,550)	(1)	—
Research and development	392	—	3,974	(1)	4,366
Depreciation and amortization	2,928	5,938			8,866
Amortization of acquisition-related intangible assets	127	1,983	(1,983)	(4)	9,404
			9,277	(5)
Merger, restructuring and other charges	2,313	6,195			8,508

Stock-based compensation	632	—			632

Total operating expenses	146,935	230,046	6,529		383,510

Income (loss) from operations	7,166	(7,043)	(6,529)		(6,406)
Interest expense:
Interest on outstanding debt	—	3,982	5,083	(6)	9,834
			769	(7)
Interest income	385	—			385
Other (income) expense, net	(100)	1,091			991

Net income (loss) before income taxes	7,651	(12,116)	(12,381)		(16,846)
Provision for (benefit from) income taxes	511	4,065			4,576

Net income (loss)	$7,140	$(16,181)	$(12,381)		$(21,422)

Net income (loss) per share of common stock:
Basic	$0.15				$(0.38)
Diluted	$0.14				$(0.38)
Weighted average number of common shares outstanding:
Basic	46,548		9,400	(8)	55,948
Diluted	49,361		9,400	(8)	55,948

See accompanying notes to unaudited pro forma combined condensed Statements of Operations.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED STATEMENTS OF OPERATIONS

(1)	To reclassify certain BGS expenses to conform to the Lionbridge presentation.

(2)	To reflect the amortization of obligations associated with acquired projects and contracts.

(3)	To reflect the amortization of obligations associated with acquired leases.

(4)	To eliminate BGS historical amortization expense of its amortizable intangible assets.

(5)	To reflect the amortization expense on $41.0 million of acquired customer contracts and relationships. The estimated useful life of acquired customer contracts ranges from 3.3 to 5.3 years and is amortized on a straight line basis. The estimated useful life of acquired customer relationships is 12 years and is amortized using an economic consumption method. The estimated useful life of the $2.2 million acquired technology ranges from 1 to 4 years and is amortized on a straight line basis.

(6)	To reflect the interest expense on debt used to fund the acquisition.

(7)	To record the accretion of deferred financing costs and discount on debt.

(8)	To record 9.4 million shares issued as consideration for the BGS acquisition.